EXHIBIT 99.1

For immediate release.	Contact:	John Van Blaricum
913.307.1017

Mediware Chief Financial Officer to Step Down in 2012

Michael Martens resigns at the Lenexa-based software company

LENEXA, KS, November 15, 2011 - Mediware Information Systems, Inc. (Nasdaq: MEDW) announced that Michael Martens will step down as chief financial officer of the company effective February 15, 2012.  Mr. Martens leaves the Company to rejoin a former employer.

"I regret to announce Mike’s departure,” said Thomas Mann, Mediware’s president and chief executive officer. “He has been a tremendous asset and has done an exceptional job of positioning the Company for continued growth. We wish him the best as he moves on to his next challenge."

Mediware plans to conduct a national search for Mr. Martens’ replacement.

About Mediware
Mediware delivers interoperable best-of-breed software systems that improve efficiencies and address safety concerns, enabling healthcare organizations to improve care processes while decreasing costs. Core Mediware solutions include blood management technologies for hospitals and blood centers; medication management solutions for hospitals, behavioral health facilities, infusion and specialty pharmacy providers; and business intelligence-based performance management solutions for clinical, regulatory and financial aspects of the broader healthcare market. For more information about Mediware products and services, visit our website at www.mediware.com.

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Certain statements in this press release may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as the same may be amended from time to time (the "Act") and  are intended to be covered by the safe harbor created thereby. Such forward-looking statements are not necessarily based on historical facts and involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward looking statements. These risk and uncertainties include but are not limited to those disclosed in the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company does not intend to, and undertakes no obligation to, update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time. The Company regularly posts important information to the investor relations section of its website.